SECURITIES AND EXCHANGE COMMISSION
                      Washington, DC  20549



                            FORM 8-K


                     Current Report Pursuant
                  to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


Date of report (Date of earliest event reported)      August  19, 1997

           __________________________________________


                            XCL LTD.
     (Exact Name of Registrant as Specified in Its Charter)


                            Delaware
         (State or other Jurisdiction of Incorporation)


     1-10669                                   51-0305643
(Commission File Number)                         (I.R.S. Employer
Identification Number)


                      110 Rue Jean Lafitte
                   Lafayette, Louisiana 70508
            (Address of Principal Executive Offices)


                          318-237-0325
      (Registrant's Telephone Number, Including Area Code)



Item 9.     Sales of Equity Securities Pursuant to Regulation S.

      On August 19, 1997, the Company issued 3 million stock purchase warrants to Providence Capital Ltd. as compensation pursuant to a Consulting Agreement entered into effective July 1, 1997, whereby Providence Capital Ltd. will assist the Company in locating sources of financing in capital markets in Canada. The warrants are exercisable at $0.1875 per share and expire August 13, 2001. This transaction is intended to qualify from the exemption from registration provided by Regulation S of the Securities Act of 1933.


                            EXHIBITS

Exhibit No.                              Description

4   -  Instruments  Defining  the  Rights  of  Security  Holders,
Including Indentures

4.1 Form of a series of six warrant agreements (500,000 each) dated August 19, 1997, entitling Providence Capital Ltd. to purchase an aggregate of 3,000,000 shares of Common Stock of the Company, exercisable at $0.1875 per share and expiring August 13, 2001.


                           SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        XCL LTD.

     September 24, 1997                     /s/ Lisha C. Falk
_________________________          By:_______________________________
             Date                              Lisha C. Falk
                                               Secretary